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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 23, 1999 (except Note 14, as to which the date is May 17, 2000) in the Registration Statement (Form S-1 No. 333-37518) and related Prospectus of SynQuest, Inc. for the Registration of 7,200,000 shares of its common stock filed on or about May 19, 2000.


                                             /s/ Ernst & Young LLP

Atlanta, Georgia
June 30, 2000